                                                                    EXHIBIT 12.1

                                D.R. HORTON, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                                   For the three
                                                                                                                    months ended
                                                            For the fiscal years ended September 30,                December 31,
                                                    --------------------------------------------------------    --------------------
                                                      1997        1998        1999        2000        2001        2000        2001
                                                    --------    --------    --------    --------    --------    --------    --------
                                                                     (dollars in thousands)

Consolidated pretax income before cumulative
effect of change in accounting principle .......    $108,550    $159,099    $263,826    $309,224    $407,797    $ 76,361    $117,485

Amortization of capitalized interest ...........      29,323      47,995      58,153      69,566      91,401      18,172      22,300

Interest expensed ..............................      11,707      17,453      18,565      18,680      17,695       4,845       3,459
                                                    --------    --------    --------    --------    --------    --------    --------

          Earnings .............................    $149,580    $224,547    $340,544    $397,470    $516,893    $ 99,378    $143,244
                                                    --------    --------    --------    --------    --------    --------    --------

Interest incurred ..............................    $ 51,978    $ 71,649    $ 83,090    $112,813    $139,914    $ 31,483    $ 38,975
                                                    --------    --------    --------    --------    --------    --------    --------

          Fixed charges ........................    $ 51,978    $ 71,649    $ 83,090    $112,813    $139,914    $ 31,483    $ 38,975
                                                    --------    --------    --------    --------    --------    --------    --------

Ratio of earnings to fixed charges .............        2.88        3.13        4.10        3.52        3.69        3.16        3.68
                                                    ========    ========    ========    ========    ========    ========    ========